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                                                                    EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 3 to the Registration Statement No. 333-85141 of Huntsman ICI Chemicals LLC on Form S-4 of our report dated August 12, 1999, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


Deloitte & Touche LLP
Salt Lake City, Utah

January 7, 2000